UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a party other than the Registrant ☒

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☐  Definitive Additional Materials

☒  Soliciting Material Pursuant to §240.14a-12

Voya Financial, Inc.
(Name of Registrant as Specified In Its Charter)

TOMS Capital Investment Management LP
TCIM Management GP LLC
TCIM Master Fund Ltd.
Benjamin Pass
Akash Bagaria
(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.

☐  Fee paid previously with preliminary materials.

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following are screenshots of the website regarding the No Confidence Referendum:

Unlock Voya
Important Materials Contact

Unlock Voya

Voya Financial is at an inflection point. More than three years of strategic missteps and inaction under the current management and Board have left this high-quality franchise significantly undervalued — with no credible plan to create value for shareholders going forward.

That is why TCIM, one of Voya's largest shareholders, is launching a **No Confidence Campaign**, a tangible mechanism for shareholders to send a clear message to leadership:

the status quo is no longer acceptable.

READ TCIM'S LETTER TO VOYA SHAREHOLDERS

TCIM expects the Board to finally act in shareholders' best interests by launching a formal review of all strategic alternatives, including a sale of the Company, and engaging with all interested parties.

The Case For Change

Shareholder value has been destroyed under current leadership

From Heather Lavallee's CEO-Elect appointment until TCIM's public involvement, Voya underperformed peers by ~37pts in total shareholder returns and traded below 8x forward earnings – counterintuitively lower than its multiple as a capital-intensive life insurer.

Voya is a logical partner for multiple potential buyers but has not engaged

Media reports and comments from Voya's peers and competitors at a recent industry conference indicate that Voya is unwilling to genuinely engage with credible, interested third parties on value-creating opportunities.

Executive compensation is divorced from reality

Voya's leadership earned massive 2025 pay — over $16.2 million for the CEO and more than $7.5 million each for the CFO and the stop-loss business head — while the Board lowered performance targets amid stop-loss pressure, raising concerns about inadequate oversight.

Voya's leadership is entrenched

Voya’s disregard for transparent shareholder communication and lack of focus on doing what is best for all shareholders has left TCIM with no other choice than to take our concerns directly to our fellow investors.

Voya's investors and employees deserve better.

Important Materials

TCIM Preliminary Proxy Statement

SEC FILINGS

SEC
AUGUST 6, 2026

TCIM Launches "No Confidence" Campaign at Voya and Calls on the Company to Finally Begin Acting in the Best Interests of Its Shareholders

PRESS RELEASE

BUSINESS WIRE
AUGUST 6, 2026

TCIM Issues Statement Following Report of Takeover Interest in Voya Financial

PRESS RELEASE

BUSINESS WIRE
JULY 16, 2026

TCIM Sends Letter to Voya Financial's Board of Directors Calling on Them to Urgently Initiate a Formal Strategic Review and Engage with All Interested Parties

PRESS RELEASE

BUSINESS WIRE
JUNE 1, 2026

TCIM Comments on Voya Financial's First Quarter Earnings

PRESS RELEASE

BUSINESS WIRE
MAY 7, 2026

TCIM Issues Statement on Voya Financial

PRESS RELEASE

BUSINESS WIRE
MAY 4, 2026

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INVESTOR CONTACT

Okapi Partners
info@okapipartners.com

MEDIA CONTACT

Longacre Square Partners
TCIM@longacresquare.com

Unlock Voya

HOME PRIVACY POLICY DISCLAIMER

Important Information and Where to Find It
This communication is being made in respect of the no confidence referendum of the stockholders of Voya Financial, Inc.  TOMS Capital Investment Management LP intends to solicit the views of the stockholders of Voya Financial, Inc. on the no confidence referendum.  The Participants (as defined below) expect to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the no confidence referendum.  The definitive proxy statement will be sent or given to the stockholders of Voya Financial, Inc. and will contain important information about the no confidence referendum.  INVESTORS OF VOYA FINANCIAL, INC. ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE NO CONFIDENCE REFERENDUM.  Stockholders may obtain a free copy of these materials (when they are available) and other documents filed by the Participants with the SEC at the SEC’s website at www.sec.gov or at TOMS Capital Investment Management LP’s website for the no confidence referendum at www.unlockvoya.com.  Further, stockholders may obtain a free copy of these materials (when they are available) by sending a written request to TOMS Capital Investment Management LP at 450 West 14th Street, 13th Floor, New York, NY 10014, Attention: Compliance.

Participants in the Solicitation
TOMS Capital Investment Management LP, TCIM Master Fund Ltd., TCIM Management GP LLC, Benjamin Pass, and Akash Bagaria (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of Voya Financial, Inc. in connection with the no confidence referendum.  As of August 5, 2026, TCIM Master Fund Ltd. has beneficial ownership of or owns derivative securities with economic exposure to 1,645,334 shares of common stock of Voya Financial, Inc., par value $0.01 per share.  As of August 5, 2026, TOMS Capital Investment Management LP, as investment advisor, may be deemed to beneficially own shares or derivative securities with economic exposure to 4,055,700 shares of common stock of Voya Financial, Inc., par value $0.01 per share, owned by the persons it advises.  As of August 5, 2026, TCIM Management GP LLC, as the general partner of TOMS Capital Investment Management LP, may be deemed to beneficially own or have economic exposure to 4,055,700 shares of common stock of Voya Financial, Inc., par value $0.01 per share, owned by directly or underlying derivative securities owned by the persons TOMS Capital Investment Management LP advises.
Additional information regarding the Participants and the direct or indirect interests they may have in the no confidence referendum will be set forth in the definitive proxy statement when and if it is filed with the SEC in connection with the no confidence referendum.

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